UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 647-2750

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 9, 2012, PulteGroup, Inc (the “Company”) held its 2012 Annual Meeting of Shareholders. The following matters were considered and acted upon, with the results indicated below.

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Brian P. Anderson (a)	297,781,634	3,554,950	45,308,679
Bryce Blair (a)	281,136,210	20,200,374	45,308,679
Cheryl W. Grisé (a)	279,494,752	21,841,832	45,308,679
Debra J. Kelly-Ennis (a)	289,837,723	11,498,861	45,308,679
Patrick J. O'Leary (a)	279,771,061	21,565,523	45,308,679
Bernard W. Reznicek (a)	265,722,868	35,613,716	45,308,679

(a)    Elected to serve a one-year term expiring in 2013.

The following directors have terms of office that will expire in 2013 and accordingly, were not up for election at our Annual Meeting of Shareholders held on May 9, 2012:

2013
Richard J. Dugas, Jr.
David N. McCammon
James J. Postl

	For	Against	Abstaining	Broker Non-Votes
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm	335,842,260	10,245,041	557,962	—
Advisory vote on executive compensation	257,744,768	42,677,427	913,774	45,309,294
Proposal requesting the election of directors by a majority, rather than plurality, vote	130,975,304	169,421,056	939,609	45,309,294
Performance-based options proposal	108,663,442	184,417,688	8,255,454	45,308,679

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	May 10, 2012	By:	/s/ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Senior Vice President,
General Counsel
and Secretary

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